Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made as of                                 , 2007, by and between Orbitz Worldwide, Inc., a Delaware corporation (the “Company”), and                                          (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The By-laws of the Company (as amended from time to time, the “By-laws”) provide for indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Certificate of Incorporation of the Company (as amended from time to time, the “Charter”), the By-laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons to serve publicly-held corporations as directors and officers;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and the By-laws and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Charter and the By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as a director or officer without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.             SERVICES TO THE COMPANY.

(a)           Indemnitee will serve or continue to serve, at the will of the Company, as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation in writing or is otherwise terminated or properly removed from office.

(b)           The Company expressly confirms and agrees that (i) it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve or continue to serve as a director and/or officer of the Company and (ii) the obligations imposed on the Company hereby cover service by Indemnitee during and after the period with respect to Indemnitee’s service as a director and/or officer of the Company, including, specifically, any such period prior to the date of this Agreement. The Company acknowledges that Indemnitee is relying upon this Agreement in serving, or continuing to serve, as a director and/or officer of the Company.

2.             DEFINITIONS. As used in this Agreement:

(a)           “Beneficial Owner” shall have the meaning given to such term in Rule l3d-3 under the Exchange Act (as defined below); provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(b)           A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)            any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)           individuals who as of July 25, 2007 constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on such date or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the directors then serving on the Board;

(iii)          a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board or the board of directors or governing body of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof;

(iv)          the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof; or

(v)           there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(c)           “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, member, fiduciary, employee or agent of the

Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(d)           “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(e)           “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, member, fiduciary, employee or agent.

(f)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)           “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and accountants, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include costs incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)            “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company and its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(j)            The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken (or failure to act) by him or her of any action (or failure to act) on his or her part while acting as director or officer of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, general partner, member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

3.             INDEMNITY IN THIRD-PARTY PROCEEDINGS. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) or otherwise involved in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein or related thereto, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

4.             INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such Proceeding or any claim, issue or matter therein or related thereto, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court of Chancery (the

“Delaware Court”) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

5.             INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, provided that there has been no finding that Indemnitee (a) did not act in good faith, (b) did not act in a manner reasonably believed to be in or not opposed to the best interests of the Company or (c) with respect to any criminal Proceeding, had reasonable grounds to believe that his or her conduct was unlawful.

6.             INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in or otherwise incurs Expenses in connection with any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

7.             ADDITIONAL INDEMNIFICATION. Notwithstanding any limitation in Sections 3, 4 or 5 of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be made under this Section 7 on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

8.             EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)           for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy or other indemnity provision; or

(b)           for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c)           except as otherwise provided in Section 13(f) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

9.             ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)           Notwithstanding any provision of this Agreement to the contrary, to the fullest extent permitted by applicable law, the Company shall advance Expenses incurred by Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Notwithstanding any provision of this Agreement to the contrary, the Indemnitee shall be entitled to advances of Expenses incurred by him or her or on his or her behalf in connection with a Proceeding that Indemnitee claims is covered by Sections 3 and 4 hereof, prior to a final determination of eligibility for indemnification and prior to the final disposition of the Proceeding, upon the execution and delivery to the Company of an undertaking by or on behalf of the Indemnitee providing that the Indemnitee will repay such advances to the extent that it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company. Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Company of an undertaking providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company hereunder or under the Charter, the By-laws, applicable law or otherwise. This Section 9(a) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8 hereof.

(b)           The Company will be entitled to participate in the Proceeding at its own expense.

(c)           The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

10.           PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)           Within sixty (60) days after the actual receipt by Indemnitee of notice that he or she is a party to or a participant (as a witness or otherwise) or otherwise involved in any Proceeding, Indemnitee shall submit to the Company a written notice identifying the Proceeding. The failure by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise, except to the extent the Company can establish that such failure to notify resulted in actual prejudice to the Company.

(b)           Indemnitee shall thereafter deliver to the Company a written application to indemnify Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined promptly according to Section 11(a) of this Agreement.

11.           PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)           Upon written request by Indemnitee for indemnification pursuant to Section 10(b) of this Agreement, a prompt determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (ii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Company shall promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses incurred by

Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)           In the event the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for advancement of Expenses or indemnification pursuant to Section 10(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)           The Company agrees to pay the reasonable fees of Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

12.           PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)           In making a determination with respect to entitlement to indemnification or advancement of Expenses hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification or advancement of Expenses under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification or advancement of Expenses shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or failure to act is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise.

The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)           The knowledge and/or actions, or failure to act, of any other director, trustee, partner, member, fiduciary, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13.           REMEDIES OF INDEMNITEE.

(a)           In the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within forty-five (45) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) a contribution payment is not made in a timely manner pursuant to Section 21 of this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court of his or her entitlement to such indemnification, advancement or contribution. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)           In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 11(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 13, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 9 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)           If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           In the event that Indemnitee, pursuant to this Section 13, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

(e)           The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(f)            The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification agreement or provision of the Charter or the By-laws now or hereafter in effect or (ii) for recovery or advances under any insurance policy maintained by any person or the Company for the benefit of Indemnitee, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance or insurance recovery, as the case may be.

14.           NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)           The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater rights than would be afforded currently under the Charter, the By-laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, trustee, partner, member, fiduciary, officer, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)           In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)           The Company shall not be liable under this Agreement to pay any amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)           The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

15.           DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, trustee, partner, member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee served at the request of the Company, and (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto (including any rights of appeal of any such Proceeding). This Agreement shall be binding upon the Company and its respective successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) and any acquiror of all or substantially all of the business or assets of the Company by agreement in form and substance reasonably satisfactory to Indemnitee and/or his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform it if no such succession had taken place.

16.           SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

17.           ENFORCEMENT AND BINDING EFFECT.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve, or continue to serve, as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving, or continuing to serve, as a director or officer of the Company.

(b)           Without limiting any rights of Indemnitee under the Charter or the By-laws, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)           The rights to indemnification and advancement of Expenses provided by, or granted pursuant to, this Agreement shall continue as to an Indemnitee who has ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

18.           MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

19.           NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

20.           NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a)           If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b)           If to the Company to:

Orbitz Worldwide, Inc.

500 West Madison Street, Suite 1000

Chicago, Illinois 60661

Attention: General Counsel

or to any other address as may have been furnished to Indemnitee in writing by the Company.

21.           CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

22.           APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum or is subject (in whole or in part) to any trial by jury.

23.           IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.           MISCELLANEOUS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

INDEMNITEE:

Name:
Address:

ORBITZ WORLDWIDE, INC.

By:
Name:
Title: